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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Kratos Defense & Security Solutions, Inc. (the "Registration Statement") (including any post-effective amendments or prospectus supplements related thereto) of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately in the Registration Statement, included in Annex B to the Prospectus Supplement of Kratos Defense & Security Solutions, Inc. ("Kratos") filed with the Securities and Exchange Commission on February 8, 2011, pursuant to Kratos' Registration Statement on Form S-3 (File No. 333-161340). We further consent to the reference to our firm under the caption "Experts" in the prospectus which is part of the Registration Statement.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 6, 2011

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  Exhibit 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM